Exhibit 99.1

LKQ Corporation Achieves Record Results for 2009

•	Revenue Surpasses $2 Billion Mark

•	Fourth Quarter Revenue Increases 20% to $556 Million

Chicago, IL—February 25, 2010—LKQ Corporation (NASDAQ: LKQX) today announced results for its fourth quarter and full year ended December 31, 2009. Income from continuing operations for the fourth quarter was $36.5 million and diluted earnings per share from continuing operations was $0.25. For the full year, income from continuing operations was $127.1 million and diluted earnings per share from continuing operations was $0.88. Excluding restructuring expenses of $0.6 million for the fourth quarter and $2.6 million for the full year, and excluding the gain on bargain purchase related to the purchase of Greenleaf Auto Recyclers LLC, of $4.3 million for both periods, diluted earnings per share from continuing operations would have been $0.23 and $0.86 for the quarter and full year, respectively.

“We reached a major milestone in 2009 and exceeded the $2 billion revenue mark,” commented Joseph Holsten, President and Chief Executive Officer of LKQ Corporation. “Our more than 10,000 employees overcame the economic headwinds of early 2009 and maintained focus on being the premier source of alternative collision and mechanical parts for our customers. The fourth quarter was particularly strong and reflected, I believe, a continued trend to expand the use of alternative collision parts. Our organic revenue growth rate for parts and services was close to 10% and excluding service revenue was 12% during the fourth quarter.”

Mr. Holsten added, “We made a number of acquisitions in 2009 including the purchase of Greenleaf Auto Recyclers in October. The integration of the businesses with our existing operations is progressing in-line with our expectations.”

2009 Reported Results

For the fourth quarter of 2009, revenue was $555.9 million compared with $464.8 million for the fourth quarter of 2008, an increase of 19.6%. Income from continuing operations for the quarter was $36.5 million compared with $14.3 million in the prior year, an increase of 155.1%, and included a net after tax benefit of $4.0 million from the gain on bargain purchase offset by fourth quarter restructuring expenses. Results for the fourth quarter of 2008 were impacted by a steep decrease in commodity prices, and restructuring expenses of $1.1 million, net of tax. The organic revenue growth rate for parts and services was 9.8% for the fourth quarter of 2009.

For the full year of 2009, revenue was $2.0 billion compared with $1.9 billion for the full year of 2008, an increase of 7.3%. Income from continuing operations for the full year was $127.1 million compared with $97.1 million for the prior year, an increase of 30.9%. Income from continuing operations for the full year included $2.6 million, or $1.6 million after tax, of restructuring expenses compared to $8.6 million, or $5.2 million after tax, for the prior year. The results of 2009 also included an after tax gain on bargain purchase of $4.3 million. The organic revenue growth rate for parts and services was 7.0% for the full year of 2009.

Balance Sheet and Liquidity

As of December 31, 2009, LKQ’s balance sheet reflected cash and equivalents of $108.9 million and long-term debt, including the current portion, of $603.0 million. The company had no borrowings on its revolving credit facility of $100 million, although availability was reduced by $25.8 million of outstanding letters of credit. In addition, during the fourth quarter of 2009, the company elected to prepay $22.4 million of its term loan payments scheduled for 2010.

Business Acquisitions and Divestitures

During the fourth quarter of 2009, LKQ acquired three businesses: Greenleaf Auto Recyclers; a heavy-duty truck operation in Fresno, California; and a wholesale recycled products business in Albuquerque, New Mexico. The historical annualized revenue of Greenleaf was $114 million. The combined historical annualized revenue of the heavy-duty truck operation and the wholesale recycled products business was $8.5 million.

During October 2009, LKQ sold to Schnitzer Steel Industries, Inc. four self-service retail facilities and certain business assets at three other facilities, two of which were physically closed, and one of which was converted to a wholesale recycled products business during the fourth quarter. In January 2010, LKQ completed the planned sale of two additional self-service retail facilities in Dallas, Texas, to Schnitzer Steel. The results of the facilities sold or closed and the related restructuring expenses and a fixed asset impairment have been classified as discontinued operations for all periods presented.

Company Outlook

“We anticipate that the current trends of improving miles driven and expansion in the utilization of alternative parts for collision repairs will continue in 2010 and support higher demand for the products we sell,” said Mr. Holsten. “Revenue from parts and services is anticipated to grow organically at a rate of 6% to 8%.”

Based on current conditions and excluding restructuring expenses and any gains or losses related to acquisitions or divestitures, LKQ anticipates full year 2010 income from continuing operations will be in the range of $145 million to $155 million and diluted earnings per share from continuing operations will be in the range of $1.00 to $1.06.

Net cash provided by operating activities for 2010 is projected to be approximately $160 million. The company estimates capital expenditures related to property and equipment will be between $85 million to $95 million.

Quarterly Conference Call

LKQ will host a conference call and audio webcast to discuss its fourth quarter and full year 2009 financial results and its 2010 financial guidance on Thursday February 25, 2010 at 10:00 a.m. Eastern Time. To participate in the conference call, please dial (877) 705-6008 or (201) 689-8481 if calling outside of the U.S. The live audio webcast can be accessed on the internet at www.lkqcorp.com in the Investor Relations section.

A replay of the conference call will be available by telephone at (877) 660-6853 or (201) 612-7415 for international calls. The telephone replay will require you to enter account number: 286 and conference ID: 343816. An online replay of the webcast will be available on the Company’s website. Both forms of the replay of the conference call will be available until March 25, 2010. Please allow approximately two hours after the live presentation before attempting to access the replay.

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About LKQ Corporation

LKQ Corporation is the largest nationwide provider of aftermarket collision replacement products, recycled products and refurbished collision replacement products such as wheels, bumper covers and lights which are used to repair light vehicles. LKQ operates approximately 294 facilities offering its customers a broad range of replacement systems, components, and parts to repair automobiles and light, medium and heavy-duty trucks.

Forward Looking Statements

The statements in this press release that are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding our expectations, beliefs, hopes, intentions or strategies. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us. Actual events or results may differ materially from those expressed or implied in the forward looking statements as a result of various factors.

These factors include:

•	uncertainty as to changes in U.S. general economic activity and the impact of these changes on the demand for our products and our ability to obtain financing for operations;

•	fluctuations in the pricing of new original equipment manufacturer (“OEM”) replacement parts;

•	the availability and cost of our inventory;

•	variations in vehicle accident rates or miles driven;

•	changes in state or federal laws or regulations affecting our business;

•	changes in the types of replacements parts that insurance carriers will accept in the repair process;

•	changes in the demand for our products and the supply of our inventory due to severity of weather and seasonality of weather patterns;

•	the amount and timing of operating costs and capital expenditures relating to the maintenance and expansion of our business, operations and infrastructure;

•	increasing competition in the automotive parts industry;

•	our ability to increase or maintain revenue and profitability at our facilities;

•	uncertainty as to our future profitability on a consolidated basis;

•	uncertainty as to the impact on our industry of any terrorist attacks or responses to terrorist attacks;

•	our ability to operate within the limitations imposed by financing arrangements;

•	our ability to obtain financing on acceptable terms to finance our growth;

•	declines in the values of our assets;

•	fluctuations in fuel and other commodity prices;

•	fluctuations in the prices of scrap metal and other metals;

•	our ability to develop and implement the operational and financial systems needed to manage our operations;

•	our ability to integrate and successfully operate acquired companies and any companies acquired in the future and the risks associated with these companies;

•	claims by OEMs or others that attempt to restrict or eliminate the sale of aftermarket products:

•	termination of business relationships with insurance companies that promote the use of our products;

•	decreases in the supply of end of life and crush only vehicles that we process and sell for scrap; and

•	other risks that are described in our Form 10-K filed February 27, 2009 and in other reports filed by us from time to time with the Securities and Exchange Commission.

You should not place undue reliance on these forward-looking statements. All of these forward-looking statements are based on our expectations as of the date of this press release. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Sarah Lewensohn

Director, Investor Relations

(312) 621-2793

LKQ CORPORATION AND SUBSIDIARIES

Unaudited Consolidated Condensed Statements of Income

( In thousands, except per share data )

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008

Revenue	$555,905	$464,766	$2,047,942	$1,908,532

Cost of goods sold	303,015	267,948	1,120,129	1,064,706

Gross margin	252,890	196,818	927,813	843,826

Facility and warehouse expenses	55,955	48,928	201,056	182,131

Distribution expenses	49,311	43,043	181,919	179,596

Selling, general and administrative expenses	78,035	64,514	276,723	250,026

Restructuring expenses	644	1,866	2,554	8,589

Depreciation and amortization	9,220	8,485	34,113	30,204

Operating income	59,725	29,982	231,448	193,280

Other expense (income):
Interest expense, net	7,817	8,631	30,899	35,522
Gain on bargain purchase	(4,339)	—	(4,339)	—
Other income, net	(259)	(687)	(429)	(1,375)

Total other expense	3,219	7,944	26,131	34,147

Income from continuing operations before provision for income taxes	56,506	22,038	205,317	159,133

Provision for income taxes	19,983	7,723	78,180	62,041

Income from continuing operations	36,523	14,315	127,137	97,092

Discontinued operations:
(Loss) income from discontinued operations, net of taxes	(1,790)	(1,351)	(2,088)	2,807
Gain on sale of discontinued operations, net of taxes	2,472	—	2,472	—

Income (loss) from discontinued operations	682	(1,351)	384	2,807

Net income	$37,205	$12,964	$127,521	$99,899

Basic earnings per share (1):
Income from continuing operations	$0.26	$0.10	$0.90	$0.71
Income (loss) from discontinued operations	0.00	(0.01)	0.00	0.02

Basic earnings per share	$0.26	$0.09	$0.91	$0.73

Diluted earnings per share (1):
Income from continuing operations	$0.25	$0.10	$0.88	$0.69
Income (loss) from discontinued operations	0.00	(0.01)	0.00	0.02

Diluted earnings per share	$0.26	$0.09	$0.89	$0.71

Weighted average common shares outstanding:
Basic	141,384	139,488	140,541	136,488

Diluted	144,598	142,378	143,990	141,023

(1)	The sum of the individual earnings per share amounts may not equal the total due to rounding.

LKQ CORPORATION AND SUBSIDIARIES

Unaudited Consolidated Condensed Balance Sheets

(In thousands, except share and per share data)

	December 31, 2009	December 31, 2008
Assets
Current Assets:
Cash and equivalents	$108,906	$79,067
Receivables, net	152,443	147,886
Inventory	385,686	330,511
Deferred income taxes	31,847	19,644
Prepaid income taxes	4,663	21,164
Prepaid expenses	9,603	7,716
Assets of discontinued operations	9,720	24,129

Total Current Assets	702,868	630,117

Property and Equipment, net	289,902	254,346
Intangibles	1,006,022	978,368
Other Assets	21,329	18,973

Total Assets	$2,020,121	$1,881,804

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$51,300	$65,363
Accrued expenses	94,027	74,829
Deferred revenue	9,259	4,733
Current portion of long-term obligations	10,063	21,934
Liabilities of discontinued operations	3,832	354

Total Current Liabilities	168,481	167,213

Long-Term Obligations, Excluding Current Portion	592,982	620,940
Deferred Income Tax Liability	52,209	43,518
Other Noncurrent Liabilities	27,015	29,627

Commitments and Contingencies

Stockholders’ Equity:
Common stock, $0.01 par value, 500,000,000 shares authorized, 142,004,797 and 139,921,410 shares issued at December 31, 2009 and December 31, 2008, respectively	1,420	1,399
Additional paid-in capital	815,952	790,933
Retained earnings	369,459	241,938
Accumulated other comprehensive loss	(7,397)	(13,764)

Total Stockholders’ Equity	1,179,434	1,020,506

Total Liabilities and Stockholders’ Equity	$2,020,121	$1,881,804

LKQ CORPORATION AND SUBSIDIARIES

Unaudited Consolidated Condensed Statements of Cash Flows

( In thousands )

	Year Ended December 31,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$127,521	$99,899
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	38,062	33,421
Stock-based compensation expense	7,283	5,498
Deferred income taxes	5,882	13,535
Excess tax benefit from share-based payment arrangements	(9,628)	(12,547)
Gain on sale of discontinued operations	(3,924)	—
Gain on bargain purchase	(4,339)	—
Other adjustments	6,674	3,352
Changes in operating assets and liabilities, net of effects from acquisitions and divestitures:
Receivables	(384)	(15,026)
Inventory	(20,428)	4,232
Prepaid income taxes/income taxes payable	24,111	8,960
Accounts payable	(18,067)	(4,785)
Other operating assets and liabilities	11,239	(3,578)

Net cash provided by operating activities	164,002	132,961

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(55,870)	(66,908)
Proceeds from disposal of businesses, property and equipment	18,547	2,206
Cash used in acquisitions, net of cash acquired	(65,171)	(74,208)

Net cash used in investing activities	(102,494)	(138,910)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	8,247	10,402
Excess tax benefit from share-based payment arrangements	9,628	12,547
Debt issuance costs	(310)	(219)
Net (repayments) borrowings under line of credit	(6,736)	5,271
Repayments of long-term debt	(43,994)	(16,208)

Net cash (used in) provided by financing activities	(33,165)	11,793

Effect of exchange rate changes on cash and equivalents	1,496	(1,018)

Net increase in cash and equivalents	29,839	4,826

Cash and equivalents, beginning of period	79,067	74,241

Cash and equivalents, end of period	$108,906	$79,067

LKQ CORPORATION AND SUBSIDIARIES

Unaudited Supplementary Data

( In thousands, except per share data )

	Three Months Ended December 31,
Operating Highlights	2009		2008
		% of Revenue		% of Revenue	Change	% Change

Revenue	$555,905	100.0%	$464,766	100.0%	$91,139	19.6%

Cost of goods sold	303,015	54.5%	267,948	57.7%	35,067	13.1%

Gross margin	252,890	45.5%	196,818	42.3%	56,072	28.5%

Facility and warehouse expenses	55,955	10.1%	48,928	10.5%	7,027	14.4%

Distribution expenses	49,311	8.9%	43,043	9.3%	6,268	14.6%

Selling, general and administrative expenses	78,035	14.0%	64,514	13.9%	13,521	21.0%

Restructuring expenses	644	0.1%	1,866	0.4%	(1,222)	-65.5%

Depreciation and amortization	9,220	1.7%	8,485	1.8%	735	8.7%

Operating income	59,725	10.7%	29,982	6.5%	29,743	99.2%

Other expense (income):
Interest expense, net	7,817	1.4%	8,631	1.9%	(814)	-9.4%
Gain on bargain purchase	(4,339)	-0.8%	—	0.0%	(4,339)	n/m
Other income, net	(259)	0.0%	(687)	-0.1%	428	-62.3%

Total other expense	3,219	0.6%	7,944	1.7%	(4,725)	-59.5%

Income from continuing operations before provision for income taxes	56,506	10.2%	22,038	4.7%	34,468	156.4%

Provision for income taxes	19,983	3.6%	7,723	1.7%	12,260	158.7%

Income from continuing operations	36,523	6.6%	14,315	3.1%	22,208	155.1%

Discontinued operations:
(Loss) income from discontinued operations, net of taxes	(1,790)	-0.3%	(1,351)	-0.3%	(439)	32.5%
Gain on sale of discontinued operations, net of taxes	2,472	0.4%	—	0.0%	2,472	n/m

Income (loss) from discontinued operations	682	0.1%	(1,351)	-0.3%	2,033	-150.5%

Net income	$37,205	6.7%	$12,964	2.8%	$24,241	187.0%

Basic earnings per share (1):
Income from continuing operations	$0.26		$0.10		$0.16	160.0%
Income (loss) from discontinued operations	0.00		(0.01)		0.01	100.0%

Basic earnings per share	$0.26		$0.09		$0.17	188.9%

Diluted earnings per share (1):
Income from continuing operations	$0.25		$0.10		$0.15	150.0%
Income (loss) from discontinued operations	0.00		(0.01)		0.01	100.0%

Diluted earnings per share	$0.26		$0.09		$0.17	188.9%

Weighted average common shares outstanding:
Basic	141,384		139,488		1,896	1.4%

Diluted	144,598		142,378		2,220	1.6%

(1)	The sum of the individual earnings per share amounts may not equal the total due to rounding.

LKQ CORPORATION AND SUBSIDIARIES

Unaudited Supplementary Data

( In thousands, except per share data )

	Year Ended December 31,
Operating Highlights	2009		2008
		% of Revenue		% of Revenue	Change	% Change

Revenue	$2,047,942	100.0%	$1,908,532	100.0%	$139,410	7.3%

Cost of goods sold	1,120,129	54.7%	1,064,706	55.8%	55,423	5.2%

Gross margin	927,813	45.3%	843,826	44.2%	83,987	10.0%

Facility and warehouse expenses	201,056	9.8%	182,131	9.5%	18,925	10.4%

Distribution expenses	181,919	8.9%	179,596	9.4%	2,323	1.3%

Selling, general and administrative expenses	276,723	13.5%	250,026	13.1%	26,697	10.7%

Restructuring expenses	2,554	0.1%	8,589	0.5%	(6,035)	-70.3%

Depreciation and amortization	34,113	1.7%	30,204	1.6%	3,909	12.9%

Operating income	231,448	11.3%	193,280	10.1%	38,168	19.7%

Other expense (income):
Interest expense, net	30,899	1.5%	35,522	1.9%	(4,623)	-13.0%
Gain on bargain purchase	(4,339)	-0.2%	—	0.0%	(4,339)	n/m
Other income, net	(429)	0.0%	(1,375)	-0.1%	946	-68.8%

Total other expense	26,131	1.3%	34,147	1.8%	(8,016)	-23.5%

Income from continuing operations before provision for income taxes	205,317	10.0%	159,133	8.3%	46,184	29.0%

Provision for income taxes	78,180	3.8%	62,041	3.3%	16,139	26.0%

Income from continuing operations	127,137	6.2%	97,092	5.1%	30,045	30.9%

Discontinued operations:
(Loss) income from discontinued operations, net of taxes	(2,088)	-0.1%	2,807	0.1%	(4,895)	-174.4%
Gain on sale of discontinued operations, net of taxes	2,472	0.1%	—	0.0%	2,472	n/m

Income (loss) from discontinued operations	384	0.0%	2,807	0.1%	(2,423)	-86.3%

Net income	$127,521	6.2%	$99,899	5.2%	$27,622	27.6%

Basic earnings per share (1):
Income from continuing operations	$0.90		$0.71		$0.19	26.8%
Income (loss) from discontinued operations	0.00		0.02		(0.02)	-100.0%

Basic earnings per share	$0.91		$0.73		$0.18	24.7%

Diluted earnings per share (1):
Income from continuing operations	$0.88		$0.69		$0.19	27.5%
Income (loss) from discontinued operations	0.00		0.02		(0.02)	-100.0%

Diluted earnings per share	$0.89		$0.71		$0.18	25.4%

Weighted average common shares outstanding:
Basic	140,541		136,488		4,053	3.0%

Diluted	143,990		141,023		2,967	2.1%

(1)	The sum of the individual earnings per share amounts may not equal the total due to rounding.

The following unaudited table reconciles EBITDA to income from continuing operations:

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
	(In thousands)

Income from continuing operations	$36,523	$14,315	$127,137	$97,092
Depreciation and amortization	10,072	9,243	37,450	32,931
Interest expense, net	7,817	8,631	30,899	35,522
Provision for income taxes	19,983	7,723	78,180	62,041

Earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations	$74,395	$39,912	$273,666	$227,586

EBITDA as a percentage of revenue	13.4%	8.6%	13.4%	11.9%

We provide a reconciliation of Income from Continuing Operations to EBITDA as we believe it offers investors, security analysts and other interested parties useful information regarding our results of operations because it assists in analyzing our performance and the value of our business. EBITDA provides insight into our profitability trends, and allows management and investors to analyze our operating results with and without the impact of depreciation, amortization, interest and income tax expense. We believe EBITDA is used by security analysts, investors, and other interested parties in evaluating companies, many of which present EBITDA when reporting their results.

The following unaudited table compares certain revenue categories:

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
	(In thousands)
Included in Consolidated Statements of Income of LKQ Corporation

Recycled and related products and services	$200,972	$169,151	$749,012	$651,803
Aftermarket, other new and refurbished products	293,204	252,028	1,093,157	998,541
Other	61,729	43,587	205,773	258,188

	$555,905	$464,766	$2,047,942	$1,908,532

Results of operations for the discontinued operations are as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008
	(In thousands)

Revenue	$3,104	$5,534	$23,957	$28,769

(Loss) income before income tax (benefit) provision	(2,841)	(2,145)	(3,314)	4,455
Income tax (benefit) provision	(1,051)	(794)	(1,226)	1,648

(Loss) income from discontinued operations, net of taxes, before gain on sale of discontinued operations	(1,790)	(1,351)	(2,088)	2,807

Gain on sale of discontinued operations, net of taxes	2,472	—	2,472	—

Income (loss) from discontinued operations, net of taxes	$682	$(1,351)	$384	$2,807

The year ended December 31, 2009 include $3.5 million ($2.2 million, net of tax) in fixed asset impairment related to the discontinued operations.

The three months and year ended December 31, 2009, include $3.7 million ($2.3 million, net of tax) in restructuring expenses related to the discontinued operations.